UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 11, 2018, Marathon Patent Group, Inc., a Nevada corporation (the “Company”), held an annual meeting of shareholders (the “Meeting”). As of the record date for the Meeting, 25,519,940 shares of common and preferred stock were issued and outstanding. A total of 18,526,859 shares of common and preferred stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the following proposals:

(i) The reelection of each of the Class I following current directors of the Company, who were candidates for reelection. The directors were reelected, and the votes were cast as follows:

Name	Votes For	Votes Against	Abstentions
David P. Lieberman	4,858,247	-	394,911
Fred Thiel	4,864,565	-	388,593

(ii) The reelection of each of the Class II following current directors of the Company, who were candidates for reelection. The directors were reelected, and the votes were cast as follows:

Name	Votes For	Votes Against	Abstentions
Michael Berg	4,882,652	-	369,206
Michael Rudolph	4,884,268	-	367,590

(iii) The authorization of the Board, without further action of the stockholders, to amend the Articles of Incorporation to implement a reverse stock split of our capital stock, at a ratio within the range of 1-for-2 to 1-for-10 at any time prior to December 31, 2018. The authorization was approved, and the votes were cast as follows:

Votes For	Votes Against	Abstentions
14,707,276	3,690,973	128,605

(iv) To approve the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d). The issuance was approved, and the votes were cast as follows:

.:

Votes For	Votes Against	Abstentions
4,449,086	784,046	20,026

(v) To approve an amendment to the Company’s 2018 Equity Incentive Plan to eliminate the performance-based compensation exception to the deductibility limitations under Section 162(m) of the Internal Revenue Code and to include any individual who was our then current or former named executive officers as a “covered employee,” such that payments to former employees will be subject to the deduction limitations thereunder. Although the approval was not granted, the Company has amended the Plan to eliminate the exception, and it intends to continue to submit this amendment to its shareholders until the requisite approval is obtained. The votes were cast as follows:

Votes For	Votes Against	Abstentions
4,527,035	678,059	48,061

(vi) The ratification of the appointment of RBSM, LLP, as the Company’s independent registered certified public accountant for the fiscal year ended December 31, 2018. The appointment was ratified, and the votes were cast as follows:

Votes For	Votes Against	Abstentions
16,731,601	1,540,421	154,836

ITEM 9.01 Exhibits

99.1	Press Release, dated December 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2018

MARATHON PATENT GROUP, INC.

By:	/s/ Merrick Okamoto
Name:	Merrick Okamoto
Title:	Chief Executive Officer